Exhibit (d)(16)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
THIS AMENDMENT to the Investment Advisory Agreement, is made as of the 16th day of November 2016, between Guggenheim Funds Trust, a Delaware statutory trust (the “Trust”), and Guggenheim Partners Investment Management, LLC, a Delaware limited liability company (the “Investment Adviser”).
WHEREAS, the Trust, on behalf of Guggenheim Total Return Bond Fund, Guggenheim Macro Opportunities Fund and Guggenheim Floating Rate Strategies Fund, each a series of the Trust (each, a “Fund” and, collectively, the “Funds”), and the Investment Adviser are parties to an Investment Advisory Agreement made as of January 27, 2014 (the “Agreement”); and
WHEREAS, the parties hereby wish to amend Schedule I to the Agreement to reflect the introduction of breakpoints in the advisory fee schedule for the Funds.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:
1.    The compensation payable by the Funds to the Investment Adviser as set forth on Schedule I to the Agreement is revised effective as of January 30, 2017 to provide as follows:

Fund	Advisory Fee
Guggenheim Total Return Bond Fund	0.50% on assets up to $5,000,000,000; and 0.45% on assets in excess of $5,000,000,000
Guggenheim Macro Opportunities Fund	0.89% on assets up to $5,000,000,000; and 0.84% on assets in excess of $5,000,000,000
Guggenheim Floating Rate Strategies Fund	0.65% on assets up to $5,000,000,000; and 0.60% on assets in excess of $5,000,000,000
2.    Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.
[Signature Page Follows]

Exhibit (d)(16)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

GUGGENHEIM FUNDS TRUST	GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Amendment to Investment Advisory Agreement]
22840815.2